                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (s) 240.14a-11(c) or (s) 240.14a-12

                            SFBC INTERNATIONAL, INC.
                            ------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------

     5)   Total fee paid:
          ---------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          --------------------------

     2)   Form, Schedule or Registration Statement No.:
          --------------------------

     3)   Filing Party:
          --------------------------

     4)   Date Filed:
          --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            SFBC INTERNATIONAL, INC.

To All SFBC Stockholders:

     We are pleased to invite you to attend the annual meeting of the stockholders of SFBC International, Inc., which will be held at The Wyndham Miami Beach Resort, 4833 Collins Avenue, Miami Beach, Florida 33140, (305) 532-3600 on June 24, 2002 at 11:00 a.m. The following items will be discussed and voted on:

     1. The election of five members to SFBC's board of directors to serve a one year term;

     2. The approval and ratification of the appointment of Grant Thornton LLP as SFBC's independent auditors for 2002;

     3. To approve an amendment contained in SFBC's Second Amended and Restated 1999 Stock Option Plan increasing the number of options by 500,000 to a total of 1,700,000 options; and

     4. For the transaction of such other lawful business as may properly come before the annual meeting.

     SFBC's board of directors has fixed the close of business on May 2, 2002 as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting or any adjournment thereof.

     Please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

Dated: May 5, 2002                     By the Order of the Board of Directors


                                            /s/  Lisa Krinsky, M.D.
                                            ---------------------------------
                                            Lisa Krinsky, M.D., Secretary

                            SFBC INTERNATIONAL, INC.

                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is sent to the holders of shares of common stock, par value $.0001 per share of SFBC International, Inc., a Delaware corporation, in connection with the solicitation of proxies by our management for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., on June 24, 2002 at the Wyndham Miami Beach Resort, 4833 Collins Ave., Miami, Florida 33140 for the following purposes:

1.   To elect five members to our board of directors to serve a one-year term;

2. To approve the amendment contained in our Second Amended and Restated 1999 Stock Option Plan increasing the number of options we may grant by 500,000 for a total of 1,700,000 options;

3. To approve the ratification of Grant Thornton LLP as our independent auditors for 2002; and

4. For the transaction of such other matters as may properly come before the Annual Meeting.

     We are sending this Proxy Statement to holders of common stock in connection with the solicitation of proxies for use at the Annual Meeting, and any adjournments thereof. With this Proxy Statement, we are also mailing or delivering to SFBC's stockholders a proxy card, the Notice of Annual Meeting, and a copy of our Annual Report which includes our Form 10-KSB for the year ended December 31, 2001.

Required Vote

     The presence, in person or by proxy, of a majority of the 7,140,100 outstanding shares of common stock, as of the record date of May 2, 2002 is necessary to constitute a quorum at the Annual Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our board of directors under Proposal No. 1. The vote of a majority of outstanding shares of common stock present in person or represented by proxy is necessary to approve the amendment contained in our Second Amended and Restated 1999 Stock Option Plan under Proposal No. 2, approve the ratification of Grant Thornton under Proposal No. 3, and to approve any other business. Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name is entitled to vote the shares on some matters but not others. If the beneficial owner does not give the broker voting instructions on those other matters, the missing votes are broker non-votes. In this year's vote, the brokers are entitled to vote for Items 1 and 3, but not for Item 2. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares, as they deem best for SFBC. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting or by giving a proxy to vote your shares.

Voting Procedures and Revocability of Proxies

     Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your signed proxy card will be voted "FOR" Proposal Nos. 1, 2, 3 and 4 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

     You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of SFBC, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: SFBC International, Inc., 11190 Biscayne Boulevard, Miami, Florida 33181, Attention: Lisa Krinsky, M.D., Secretary.

Cost of Solicitation

     Proxies will initially be solicited by SFBC by mail and the cost of solicitation will be paid by us. Our directors, officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These directors, officers and employees will not be additionally compensated for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokerage houses, nominees, fiduciaries and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be paid by us.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1, 2, 3 AND 4.

     Our common stock is listed on the Nasdaq National Market under the symbol "SFCC". On April 29, 2002, the last sale price for the common stock as reported by Nasdaq was $20.10 per share.

     We are mailing this Proxy Statement and the accompanying Annual Report, Notice of Meeting and proxy card to our stockholders on or about May 5, 2002.

                 Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of SFBC's voting stock beneficially owned as of May 2, 2002 by (i) those persons known by SFBC to be owners of more than 5% of SFBC's common stock, (ii) each director of SFBC, and
(iii) all executive officers and directors of SFBC as a group:

------------------------------------- ------------------------------------------ ----------------------------------
                                                 Number of Shares of
Name and Address of                                Common Stock                    Percentage of Common Stock
Beneficial Owner                                Beneficially Owned(1)                       Outstanding
------------------------------------- ------------------------------------------ ----------------------------------
Lisa Krinsky, M.D.                                  942,487 (2)                               12.7%
11190 Biscayne Blvd
Miami, FL 33181
------------------------------------- ------------------------------------------ ----------------------------------
Arnold Hantman                                      462,744 (3)                                6.3%
11190 Biscayne Blvd
Miami, FL 33181
------------------------------------- ------------------------------------------ ----------------------------------
Dr. Leonard J. Weinstein                             14,600 (4)                                  *
3423 N. 31st Terrace
Hollywood, FL 33027
------------------------------------- ------------------------------------------ ----------------------------------
Jack Levine, C.P.A.                                  30,000 (5)                                  *
16855 N.E. 2nd Ave
Miami Beach, FL 33162
------------------------------------- ------------------------------------------ ----------------------------------
Will Willis Jr.                                       5,000 (4)                                  *
11190 Biscayne Blvd
Miami, FL 33181
------------------------------------- ------------------------------------------ ----------------------------------
Bricoleur Capital Management LLC                    418,250 (7)                               5.86%
12230 Camino Road
San Diego, California 92130
------------------------------------- ------------------------------------------ ----------------------------------
All executive officers and
directors as a group                              1,884,223                                  25.46%
(12 persons) (2) (3) (4) (5) (6)
------------------------------------- ------------------------------------------ ----------------------------------

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date of May 2, 2002 whether upon the exercise of options or otherwise.

(2) Includes 125,000 shares of common stock issuable upon exercise of options which are currently vested or which vest on June 30, 2002.

(3) Includes 65,000 shares of common stock issuable upon exercise of options which are currently vested or which vest on June 30, 2002 and 2,000 shares of common stock held in the name of his wife.

(4) Represents shares of common stock issuable upon exercise of options which are vested or which vest on June 30, 2002.

(5) Includes 30,000 shares of common stock issuable upon exercise of options which are vested or which vest on June 30, 2002.

(6) Includes 177,500 shares of common stock issuable upon exercise of options held by Dr. Gregory B. Holmes which are currently vested or which vest on June 30, 2002, 4,167 shares of common stock issuable upon exercise of options held by David Natan which vest June 30, 2002 and 20,000 shares of common stock issued upon exercise of options held by Ray Carr which are currently vested or which vest on June 30, 2002.

(7)  Based upon Form 13g filing on February 14, 2002.

*    Less than 1%

Board of Directors

     The business of SFBC is managed under the direction of the board of directors. It has the responsibility for establishing broad corporate policies and for reviewing the overall performance of SFBC. It is not however, involved in the operating details on a day-to-day basis. The board of directors is kept advised of our business through regular written communications and discussions with management.

     Each non-employee director receives $1,000 per meeting for serving as a director and automatic grants of 30,000 non-qualified stock options pursuant to our Stock Option Plan. Directors who are employees receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Board Meetings

     The board of directors of SFBC held six meetings and executed six unanimous consents during the fiscal year ended December 31, 2001. All directors attended the meetings of the board of directors and standing committees on which they served.

Committees

     SFBC has a compensation committee, an audit committee and a nominating committee.

     The compensation committee administers SFBC's Stock Option Plan and is authorized to determine officer compensation and grant stock options to SFBC's officers, employees and consultants. The compensation committee has delegated to Dr. Krinsky and Mr. Hantman the power to grant up to 10,000 options to persons who are not executive officers of SFBC. The compensation committee held three meetings and six times approved actions by unanimous consent in 2001. Its members are Messrs. Levine and Willis and Dr. Weinstein.

     The audit committee's primary role is to review our accounting policies and issues which may arise in the course of our audit and quarterly public filings. The audit committee reviews the engagement of our auditors and reviews their independence. The audit committee also reviews the audit and non-audit fees of the auditors and the adequacy of SFBC's internal accounting controls. Its authority is governed by the audit committee charter which was attached as Exhibit A to our Proxy Statement mailed to our stockholders in 2001. The audit committee held two meetings in 2001. Its members are Messrs. Levine and Willis and Dr. Weinstein.

     We established our nominating committee in 2002. The nominating committee, consisting of Dr. Krinsky and Mr. Hantman, nominates candidates for our board of directors.

                        Directors and Executive Officers

     The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by the board of directors.

Name                       Age      Position(s)

Lisa Krinsky, M.D.         39    Chairman of the Board, President,
                                 Chief Operating Officer, and Secretary

Arnold Hantman             66    Chief Executive Officer,
                                 Treasurer and Director

Dr. Gregory B. Holmes      46    Executive Vice President of
                                 Clinical Operations

David Natan/(1)/           49    Vice President of Finance
                                 Chief Financial Officer)

Ramiro Casanas             47    Chief Accounting Officer

Marc LeBel, Ph.D           47    President of Anapharm, Inc.

Allan Xu, Ph.D.            50    President of SFBC Analytical Laboratories, Inc.

Ray Carr                   58    Acting President and Chief Operating Officer of
                                 SFBC Charlotte

Barrie Phillips, Ph.D.     68    President of SFBC
                                 Ft. Myers, Inc.

Jack Levine, C.P.A.        51    Director

Dr. Leonard I. Weinstein   57    Director

Will C. Willis Jr.         50    Director

---------------------------------
(1) In March 2002 Mr. Natan replaced Mr. Nick Tootle who was our vice president of finance from May 2001 through January 2002.

Item 1. Election of Directors
-----------------------------

     SFBC currently has five directors on its board of directors, four of whom have been nominated for election this year and have agreed to serve if elected. Dr. Krinsky, Mr. Hantman and Dr. Weinstein became directors at the time of our organization in 1999. Mr. Levine was appointed a director in August 1999. Mr. Willis was appointed a director in January 2001 but has declined to stand for election. The nominating committee nominated Mr. David Lucking to replace Mr. Willis.

     The five persons who receive a plurality of the votes cast will be elected and will serve as directors until the 2003 Annual Meeting unless they die, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 2002 Annual Meeting, the board of directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

--------------------------------------------------------------------------------

Information About Nominees

--------------------------------------------------------------------------------

     Information about the five persons nominated as directors is provided below. The shares represented by proxy cards returned to us will be voted FOR these persons unless you specify otherwise.

Background of Nominees

     Lisa Krinsky, M.D. has served as the chairman of our board of directors, president and secretary of SFBC since 1995. Prior to 1995, Dr. Krinsky served in various management roles at SFBC and as a clinical investigator at Baxter HealthCare Corporation.

     Arnold Hantman, C.P.A. co-founded SFBC in 1984 and has served as our chief executive officer, treasurer and a director since inception. From 1977 to 1984, Mr. Hantman was executive vice president and a director of American Hospital Management Corporation, a hospital management company. Prior to 1977, Mr. Hantman practiced as a certified public accountant with Wiener, Stern & Hantman for over 20 years. Mr. Hantman is a life member of the American and Florida Institutes of Certified Public Accountants and a licensed attorney in the State of Florida.

     Jack Levine, C.P.A. has been a director of SFBC International since August 1999. Mr. Levine is a certified public accountant in the State of Florida, and has been the president of Jack Levine, P.A. since 1984. Mr. Levine is also a member of the American and Florida Institutes of Certified Public Accountants and the New York State Society of Certified Public Accountants.

     Leonard I. Weinstein, Ph.D. has been a director of SFBC since June 1999. Since June 1999, Dr. Weinstein has been president of Tropical Medical Services, Inc., a provider of consulting and strategic advisory services to the healthcare industry.

     David Lucking has been employed by Noven Pharmaceuticals, Inc. since 1987. His current position is Executive Director of Regulatory Affairs. He is heavily involved in conducting preclinical and clinical trials, coordinating with the United States Food and Drug Administration and European regulatory agencies and has participated in creating strategic plans relating to the development of new drugs. He has been nominated to be a director of SFBC and replace Mr. William C. Willis, Jr. who has declined to stand for reelection.




Non-Director Executive Officers

     Gregory B. Holmes, Pharm.D, ABCP, FCP joined South Florida Kinetics, Inc., our Miami subsidiary, as executive vice president of clinical operations in February 1999 and has served in the same capacity with SFBC since June 1999. From January 1997 to February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences, a company now owned by MDS Pharma, a leading global drug development services company. From May 1988 to January 1997, Dr. Holmes held several executive positions, including vice president of clinical research and vice president of international business, with Pharmaco International Inc., the clinical research division of PPD, Inc., a leading global drug development services company. Dr. Holmes is a member and fellow of the American College of Clinical Pharmacology.

     David Natan C.P.A., became our vice president of finance and chief financial officer in March 2002 having first joined as an employee in February 2002. Previously, Mr. Natan, was employed by Global Technovations as its vice president and chief financial officer since June 1995. Mr. Natan has served on Global Technovations' board of directors from April 1998 to date and previously from June 1995 through January 1997. Mr. Natan also has served as chief financial officer for two other public companies. He is a certified public accountant.

     Ramiro Casanas M.B.A. became our chief accounting officer in February 2001. From May 2000 to February 2001, Mr. Casanas worked for McKean, Paul, Chrycy, Fletcher & Co., an accounting firm. Prior to joining us, Mr. Casanas was the chief financial officer for Dental Services of America from July 1998 until May 2000. He served as controller for Bascom Palmer Eye Institute from July 1997 through June 1998 and as controller for Coral Gables Hospital from May 1994 through June 1997.

     Marc LeBel, Pharm.D., FCCP, FCSHP is a founder of and has been president of Anapharm Inc. since 1994. He is also a Fellow of the American College of Clinical Pharmacy and the Canadian Society of Hospital Pharmacists. He is the author of more than 100 publications.

     Allan Xu, Ph.D. joined SFBC in August 2001 as president of SFBC Analytical Laboratories, Inc. Prior to joining SFBC, Dr. Xu was president of KeyStone Analytical Laboratories, Inc. from 1996 to 2001 prior to its acquisition by SFBC, Dr. Xu has over 12 years of experience in clinical research.

     Raymond R. Carr, R.PH. became acting president of SFBC Charlotte in April 2002 having been chief operating officer of SFBC Charlotte from January 2001. From April 2000 to January 2001, Mr.

Carr was a vice president of SFBC. From April 1999 to April 2000, Mr. Carr was a founding partner of Sci-Com an educational facility for research scientists. From April 1995 to April 1999, Mr. Carr was director of business development for Phoenix International.

Barrie Phillips, Ph.D. became president of SFBC Ft. Myers, Inc. upon our acquisition of the assets of LeeCoast Research, Inc. in February 2001. From November 1996 through the date of acquisition, Dr. Phillips served as President of LeeCoast Research, Inc.

Executive Compensation

     Set forth below is information with respect to compensation paid by us for 2001, 2000, and 1999 to our chief executive officer and four other executive officers of SFBC whose compensation exceeded $100,000 during 2001.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                            Long Term
                                                                                 Compensation
----------------------------------------------------------------------------------------------------------------
     (a)         (b)         (c)               (d)                (e)                 (g)              (i)
----------------------------------------------------------------------------------------------------------------
                                                                                  Securities        All Other
   Name and                                                                       Underlying         Compen-
  Principal                                                  Other Annual        Options/SARs        sation
   Position     Year       Salary ($)         Bonus ($)     Compensation ($)        (#)              ($)
----------------------------------------------------------------------------------------------------------------
    Arnold      2001          225,000         $ 25,000/(1)/           $0              $ 30,000              $0
   Hantman,
    Chief
  Executive     2000         $150,000         $109,428/(2)/           $0/(3)/                0              $0
   Officer      1999         $120,000               $0                $0/(3)/           50,000              $0
----------------------------------------------------------------------------------------------------------------
Lisa Krinsky,
    M.D.,       2001         $300,000         $ 35,000/(1)/           $0                50,000              $0
  President     2000         $250,000         $182,379/(2)/           $0/(3)/                0              $0
                1999         $250,000               $0                $0/(3)/          100,000              $0
----------------------------------------------------------------------------------------------------------------
  Gregory B.
Holmes, Ph.D,   2001         $165,000          $25,000/(1)/           $0                25,000              $0
  Executive     2000         $120,000          $60,000                $0 /(3)/               0              $0
Vice President  1999         $120,000               $0                $0 /(3)/         160,000              $0

----------------------------------------------------------------------------------------------------------------
                                           Former Executive Officer
----------------------------------------------------------------------------------------------------------------
 Nick Tootle,   2001          $75,000          $65,000                $0                22,231/(4)/         $0
Vice-President  2000               $0               $0                $0                     0              $0
  of Finance    1999               $0               $0                $0                     0              $0
----------------------------------------------------------------------------------------------------------------

/(1)/  Represents bonuses earned in 2001 and paid in March 2002.

/(2)/  Represents bonuses earned in 2000 and paid in March 2001.

/(3)/ Does not include car allowance, automobile insurance premiums and for Mr. Hantman's life insurance, for Dr. Krinsky, life and disability insurance premiums. For each of Mr. Hantman and Drs. Krinsky and Holmes, the aggregate amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.

/(4)/ Consists of 5,556 shares of common stock and 16,667 options issued to Mr. Tootle when he joined SFBC as an employee

Executive Compensation Agreements

     In order to better align SFBC's executive bonus compensation plan to benefit stockholders and to reward Dr. Krinsky and Mr. Hantman for their substantial bonuses which they voluntarily waived for fiscal 2001 as described below, on April 26, 2002 our board of directors agreed to modify the employment agreements of Dr. Krinsky and Mr. Hantman which they entered into in March 2002 as follows:

..    Effective April 26, 2002, their base salaries were each increased by
     $25,000 per year; Dr Krinsky now receives an annual base salary of $325,000 and Mr. Hantman receives $250,000;

..    Retroactive to January 1, 2001, Dr. Krinsky's and Mr. Hantman's bonus percentages were reduced from 5% to 2.5%, and from 3% to 1.5%, respectively, with the same maximum bonuses equal to their base salaries;

..    The maximum bonus that Dr. Krinsky can earn using this formula would be
     $325,000 if SFBC's annual pre-tax income reached $13,000,000;

..    The maximum bonus that Mr. Hantman can earn using this formula would be
     $250,000 if SFBC's annual pre-tax income reached $16,666,666;

..    The minimum pre-tax income thresholds ( described below) in order to for a bonus to be payable remained unchanged; and

..    Additionally, Dr Krinsky and Mr. Hantman were each awarded 60,000 5-year stock options exercisable at $19.13 per share and vesting over a three year period each June 30 and December 31, subject to continued employment on each applicable vesting date.

     In March 2001, based upon unanimous approval of the compensation committee, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes. We increased Dr. Krinsky's annual base salary from $250,000 to $300,000, Mr. Hantman's annual base salary from $150,000 to $225,000 and Dr. Holmes' annual base from $120,000 to $175,000. At the same time, the compensation committee awarded Dr. Holmes a bonus of $60,000 based upon SFBC's achievements in 2000. Finally, the compensation committee granted Dr. Krinsky 50,000, Mr. Hantman 30,000 and Dr. Holmes 25,000 stock options subject to stockholder approval of an amendment to our Stock Option Plan. The exercise price of $25.80 was the fair market value on the date prior to stockholder approval even though it was more than the $6.00 price, which was the price as of the date of compensation committee approval.

     Additionally, the provisions of the prior employment agreements with Dr. Krinsky and Mr. Hantman concerning automobile benefits, insurance and special termination were retained in their new agreements. Dr. Krinsky receives an automobile allowance of $1,334 per month, Mr. Hantman receives an automobile allowance of $700 per month and Dr. Holmes receives an automobile allowance of $650 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600 respectively on an annual basis. We also pay the premiums for a personal life and a disability policy for Dr. Krinsky. Our monthly cost for this insurance is $426. Additionally, we also pay the premiums for a personal life policy for Mr. Hantman. Our monthly cost for this insurance is $1,048 per month. We also maintain $1,000,000 key-man life insurance policies on the lives of Dr. Krinsky and Mr. Hantman.

Dr. Krinsky, Mr. Hantman and Dr. Holmes may terminate their employment agreements if:

     *    their duties are substantially modified;

     *    we materially breach the terms of their employment agreements; or

     * if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.

     If this occurs, each may chose to receive full compensation and benefits provided for in her or his employment agreement for the remainder of the term of the agreement or a release from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

     Additionally, in connection with their employment agreements entered into in March 2001, the provisions of Dr. Krinsky's and Mr. Hantman's former employment agreements providing for bonuses based upon net pre-tax income were continued. These provisions provided Dr. Krinsky with an annual bonus of 5% (now 2.5%) of net pre-tax income not to exceed her base of $300,000 (now $325,000) and Mr. Hantman with an annual bonus of 3% (now 1.5%) of net pre-tax income not to exceed his base salary of $225,000 (now $250,000): if the net pre-tax incomes reached specified levels as follows:

Year                     2000           2001           2002              2003
Net pre-tax income     $1,500,000     $2,000,000     $2,500,000     $3,000,000

     In March 2001, we paid Dr. Krinsky a bonus of $182,379 and Mr. Hantman a bonus of $109,428 based upon 2000 net pre-tax income in accordance with this formula Dr. Holmes received a discretionary bonus of $60,000 for 2000.

     Based upon our 2001 net pre tax income, Dr. Krinsky and Mr. Hantman were entitled to bonuses of $300,000 and $184,167, respectively. They voluntarily waived all but a total of $60,000 which we paid in March 2002. Additionally, the compensation committee recognized that in the future it might be appropriate to award discretionary bonuses to these three executive officers based upon other criteria relating to exceptional performance. Accordingly, their employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.


     In February 2002, our compensation committee awarded Dr. Holmes a bonus of $25,000 and granted him 75,000 options exercisable at $17.07 per share. The options vested upon our acquisition of Anapharm, Inc. on March 18, 2002.

     In May 2001, we entered into a written agreement with Mr. Nick Tootle employing him as vice president of finance (chief financial officer) for a three-year period at a base salary of $150,000. In order to obtain Mr. Tootle's services, we gave him a signing bonus consisting of (i) 5,556 shares of our common stock (valued at $9.00 per share, the fair market value as of the date of compensation committee approval) and (ii) $15,000 in cash. Additionally, the compensation committee granted Mr.

Tootle 50,000 stock options exercisable at $25.80 per share. Mr. Tootle resigned in January 2002 as an employee.

     In March 2002, we entered into three-year employment agreement with David Natan, our vice president of finance. Mr. Natan receives a salary of $170,000 per year and a car allowance of $600 per month. SFBC also pays the premiums on Mr. Natan's life insurance policy and has agreed to pay up to $7,500 per year for Mr. Natan's uninsured medical expenses.

     On March 18, 2002, Anapharm entered into a written agreement with Dr. Marc LeBel employing him for a five year period at an initial base salary of $266,000 Canadian (approximately $167,000 per year in United States dollars) with increases in his base salary upon Anapharm, meeting targeted financial results, subject to approval of the board of directors. Dr. LeBel is eligible to receive bonuses during the term of his employment in accordance with revenue and income targets established by us. Dr. LeBel also receives an automobile allowance of $1,000 Canadian (approximately $630 in United States dollars) per month. Additionally, we awarded Dr. LeBel 35,000 10-year stock options exercisable at $23.89 per share.

     On February 18, 2001, SFBC Ft. Myers entered into an employment agreement with Barrie Phillips, Ph.D. The agreement is for a one-year term, which is automatically renewable for additional one-year terms unless one party gives the other at least 30 days written notice. Dr. Phillips receives an annual salary of $109,500, in addition to a $500 per month car allowance.

     We do not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to all of our employees including the individuals specified above, other than our Stock Option Plan.

Report on Executive Compensation by the Compensation Committee

     The primary objective of the compensation policy of SFBC is to align executive compensation in a way that will encourage enhanced stockholder value, while concurrently allowing us to attract, retain and satisfactorily reward all employees who contributed to SFBC's long-term growth and economic success. The committee believes that its principal responsibility is to incentivize and reward executive performance that will lead to long-term enhancement of shareowner value. Therefore, as in prior years, the committee's judgments regarding executive compensation last year were primarily based upon the committee's assessment of each executive officer's leadership performance and potential to enhance long-term stockholder value rather than upon rigid guidelines or formulas, or short term changes in SFBC's stock price.

     Key factors affecting the committee's judgments included our completion of our public offering in 2000 and the record income we reported in 2000. Other key factors were the nature and scope of the executive officers' responsibilities, and their effectiveness in leading SFBC's initiatives to increase client value, productivity and growth, and creating a culture of unyielding integrity and compliance with applicable law and our ethics policies. The committee also considered the compensation practices and performances of other corporations that are most likely to compete with SFBC for the services of executive officers.

     The main principles of our compensation program are (1) the development of incentive plans, (2) the attainment of both SFBC's short-term and long-term growth operational goals and strategic initiatives, (3) the development of competitive compensation packages that will enable us to attract, retain and motivate high caliber employees without depleting SFBC's resources, and (4) to provide incentives to SFBC's executives and other employees to share in appreciation of the price of SFBC's common stock, thereby aligning their interests with those of SFBC's stockholders. The compensation program for SFBC's executives includes an annual base salary, appropriate fringe benefits, some of which are our standard policy for all employees and some of which may be negotiated for management, the potential for an annual cash bonus and grants of long-term option incentives.

     In March 2001, the compensation committee met to discuss compensation of the key executives of SFBC and to establish sufficient rewards for their extraordinary performance in 2000. As a first measure to secure the continued performance of the senior executives of SFBC, the compensation committee granted new three-year employment agreements retroactive to January 1, 2001 to Dr. Krinsky, Mr. Hantman, and Dr. Holmes. The compensation committee felt that it was fair and appropriate to increase the compensation levels of senior management to reward them for the exceptional achievements during 2000. Most other economic terms and benefits of the prior employment agreements are to be continued in the new agreements, with the exception of authorization for the compensation committee to award discretionary bonuses in the future to these individuals. The committee felt that having this discretion will permit them to examine other relevant factors besides net pre-tax income in the future. Dr. Holmes had been employed under an informal agreement with one of our subsidiaries. The compensation committee recognized Dr. Holmes importance to SFBC future growth and believed it was important to provide him with a long-term agreement. We also awarded him a bonus of $60,000 in recognition of his achievements.

     In addition, in March 2001 the compensation committee granted options to Dr. Krinsky, Mr. Hantman and Dr. Holmes as described above under "Executive Compensation Agreements" The compensation committee felt that these officers were deserving of these benefits to encourage further achievement of corporate and business objectives of SFBC.

     In February 2002 the compensation committee awarded Dr. Holmes 75,000 options and David Natan, 25,000 options. Dr. Holmes grant was based on his extraordinary efforts in connection with the proposed acquisition of Anapharm. The compensation committee provided Dr. Holmes options would only vest if SFBC acquired Anapharm which it subsequently did on March 18, 2002. Mr. Natan's 25,000 options were one-half of the grant to his predecessor even though Mr. Natan had substantially more experience.

     Finally, in order to provide an incentive to senior management to attain superior operating performance and to benefit stockholders, on April 26, 2002 the board of directors modified Dr. Krinsky's and Mr. Hantman employment agreements by lowering bonus percentages on pre-tax income in exchange for a small increase in salary and a grant of additional options.

The compensation committee is pleased to submit this report to our stockholders with regard to these matters.

         Compensation Committee:

         Dr. Leonard Weinstein

         Jack Levine, CPA

         William C. Willis, Jr.

Second Amended and Restated 1999 Stock Option Plan

     In June 1999, we adopted our Stock Option Plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to 1,200,000 shares of common stock under the Stock Option Plan. At April 28, 2002, we had issued stock options to purchase a total of 1,200,000 shares of common stock under the 1999 Stock Option Plan to persons. Under the Stock Option Plan, our non-employee directors receive grants of 30,000 options upon election or appointment to the board of directors and again after all prior options have vested. Additionally, we granted 125,000 options outside of the Stock Option Plan to three persons.

     In January 2001, in conjunction with increasing the automatic grants to each independent director to 30,000 options, the board of directors granted the two then existing independent directors (Mr. Jack Levine and Dr. Leonard I. Weinstein) an additional 15,000 options, of which 7,500 immediately vested.

     In March 2002, our board of directors increased the number of options available under the Stock Option Plan by 500,000 options. The board of directors acted in order to provide options for existing and new employees including employees of any companies we acquire. No options will be granted to executive officers and directors from this 500,000 option increase unless our stockholders approve the amendment discussed in Item 2.

     The table below shows information with respect to the exercise of options to purchase our common stock by our named executive officers holding options as of December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)                         (d)                                      (e)
                            Number of Securities Underlying          Value of Unexercised In-The-Money
                            Unexercised Options/SARs                 Options/ SARs At
                            At FY-End                                FY-End ($)
Name                        Exercisable / Unexercisable              Exercisable / Unexercisable
-------------------         ---------------------------              --------------------------
Lisa Krinsky, M.D.          100,002              49,998              $1,158,342/(1)/            $0(2)

Arnold Hantman               65,000              15,000                $579,171/(1)/            $0/(2)/
Dr. Gregory B. Holmes        58,334              56,666                $962,500/(1)/      $770,000/(1)/
Scott Davis                  75,000              25,000                $736,500           $245,500
Nick Tootle                  16,668              33,332                      $0/(2)/            $0/(2)/

(1) Based on the difference between the closing price per share of the common stock on December 31, 2001 and the option exercise price.

(2) The closing price per share of the common stock on December 29, 2001 was less than the option exercise price of $25.80.


     All options generally vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date. The options expire 10 years from the day of grant, except that the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However in the event of the death of the employee, the decedent's estate or beneficiary may exercise options for a period of one year following death. All options terminate one year from the date of termination of the person's relationship with us due to disability or death or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options expire immediately.

Certain Relationships and Related Transactions

     In 1998, we paid $92,965 of personal expenses on behalf of Lisa Krinsky, M.D. In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only. The note is due in August 2002.

     In December 2002, we sold 2,000,000 shares of our common stock through Raymond James & Associates, Inc. and realized net proceeds of $29,590,291. Dr. Krinsky, Mr. Hantman and Dr. Holmes sold a total of 350,000 shares of their common stock in the same offering. At the suggestion of Raymond James, we paid the six percent commission on all 2,350,000 shares and paid all expenses of the offering. SFBC's three independent directors approved this arrangement; Dr. Krinsky and Mr. Hantman abstained. Dr. Holmes sold 50,000 shares of common stock in the December 2001 offering by exercising options. We lent him the $62,500 to exercise the options in December 2001 and an additional $215,000 in mid- April 2002. Dr. Holmes has repaid all of these loans with interest. In March 2002, Dr. Krinsky and Mr. Hantman voluntarily waived bonuses due to them under their employment agreements as discussed. above under "Executive Compensation Agreements". On April 26, 2002, Dr. Krinsky and Mr. Hantman agreed to a modification of their employment agreements as discussed above under "Executive Compensation Agreements". In January 2002, we amended our Stock Option Plan to increase the automatic grant to our outside directors from 15,000 to 30,000 options as discussed under "Second Amended and Restated 1999 Stock Option Plan".

     Management believes that all of these transactions and relationships were on terms that were reasonable and in the best interests of SFBC. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, requires SFBC's officers, directors and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our review of the Forms 3 and 4 submitted to us during fiscal 2001 to us with respect to fiscal 2001 there were no untimely filings or failures to file these ownership reports as required.

Item 2.  Amendment Contained in Second Amended and Restated Stock Option Plan
-----------------------------------------------------------------------------

     In March 2002, SFBC's board of directors approved, an amendment to our Stock Option Plan increasing the number of options by 500,000. We may issue a total of 1,700,000 options (less 1,200,000 options which have been awarded). Competition for management and employees with experience in SFBC's industry is fierce. Stock options are an important component of compensation to many of these people. Additionally, SFBC may acquire or merge with other companies and needs the availability of stock options as an incentive for new employees. Accordingly, the board of directors is recommending that the stockholders approve this amendment to the Plan increasing the number of options that may be granted by 500,000. A copy of the Second Amended and Restated 1999 Stock Option Plan is attached to this Proxy Statement as Exhibit A. The Securities and Exchange Commission rules do not currently require stockholder approval; however the Internal Revenue Code requires stockholder approval if the options to be granted are treated as incentive stock options rather than non-qualified options. Also recently there have been suggestions that the SEC Commission amend its rules and require stockholder approval for all options. Approval now will avoid calling a special meeting of stockholders in the future if the rules are changed.

     The following table reflects information relating to equity compensation plans as of December 31, 2001.

Equity Compensation Plan Disclosures

  -------------------------------------- ------------------------ ------------------ ----------------------------
  Plan category                           Number of securities    Weighted-average      Number of securities
                                            to be issued upon      exercise price      remaining available for
                                               exercise of         of outstanding       future issuance under
                                          outstanding options,        options,        equity compensation plans
                                           warrants and rights      warrants and        (excluding securities
                                                                       rights             reflected in (a))
                                                   (a)                   (b)                     (c)
   -------------------------------------- ------------------------ ------------------ ----------------------------
   Equity compensation plans approved            1,200,000           $ 10.31                  385,666
         by security holders/(1)/
   -------------------------------------- ------------------------ ------------------ ----------------------------
      Equity compensation plans not                250,000           $ 10.21                        0
     approved by security holders/(2)/

  -------------------------------------- ------------------------ ------------------ ----------------------------
                  Total                          1,450,000           $ 10.29                  385,666
  -------------------------------------- ------------------------ ------------------ ----------------------------

/(1)/ SFBC's Amended and Restated 1999 Stock Option Plan.

/(2)/ These plans consist of: (i) three stock option agreements between SFBC and consultants and employees of SFBC; and (ii) 125,000 options issued in connection with SFBC's 2000 initial public offering to underwriters of that offering. The number of securities do not include 62,000 warrants issuable upon exercise of the options.



     Equity Compensation Plans Not Approved By Stockholders
     ------------------------------------------------------

The stock option agreements consist of the following: (i) 50,000 options, exercisable at $9.15 per share, vesting semi-annually in six equal increments over three years, subject to continued employment on each applicable vesting date, and expiring on March 31, 2011; (ii) 62,500 options, with 32,500 exercisable at $6.00 per share and 30,000 exercisable at $7.50 per share, vesting in five equal increments over a two and one-half year period and expiring on January 16, 2011 and; (iii) 12,500 vested options, exercisable at $6.00 per share, and expiring on January 16, 2011. For further information concerning the options issued to the underwriters of our initial public offering, see footnote J to the audited financial statements contained in our Form 10-KSB for the year ended December 31, 2001.

     As shown by the table below, currently, none of the 500,000 options for which SFBC is requesting stockholder approval will be issued to SFBC's executive officers listed below or to other executive officers or directors unless the amendment is approved.

                                New Plan Benefits

               Second Amended and Restated 1999 Stock Option Plan

      --------------------------------------------------------------- ----------------------- ----------------
                            Name and Position                            Dollar Value ($)     Number of Units
      --------------------------------------------------------------- ----------------------- ----------------
      Arnold Hantman, Chief Executive Officer                         $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Lisa Krinsky, M.D, President                                    $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Dr. Gregory B. Holmes, Executive Vice President                 $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Allan Xu, Ph.D., President SFBC Analytical Laboratories, Inc.   $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Nick Tootle, Former Vice-President of Finance                   $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Executive Officer Group                                         $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Non-Executive Officer Director Group                            $0                      0
      --------------------------------------------------------------- ----------------------- ----------------
      Non-Executive Officer Employee Group                            $0                      0
      --------------------------------------------------------------- ----------------------- ----------------

     An affirmative vote of the holders of at least a majority of the votes represented in person or by proxy at the Annual Meeting is required to approve the proposed amendment to our Stock Option Plan. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

Item 3. Ratification of Appointment of Independent Auditors
-----------------------------------------------------------

         Grant Thornton LLP has served as SFBC's independent auditors since November 2001. Subject to stockholder ratification, the board of directors has, upon recommendation of the audit committee, appointed Grant Thornton LLP to serve as independent auditors for 2002.

     Selection of SFBC's independent auditors is not required to be submitted to a vote of the stockholders of SFBC for ratification. However, the board of directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether to retain Grant Thornton LLP, and may retain that firm or another without re-submitting the matter to SFBC's stockholders. Even if the appointment is ratified, the audit committee and the board of directors may, in their discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of SFBC and its stockholders.

     Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The board of directors recommends a vote "for" this proposal.

2002 Audit Committee Report

     The audit committee oversees SFBC's financial reporting process on behalf of the board of directors. The audit committee consists of three directors of the board of directors who meet the independence and experience requirements of the Nasdaq Stock Market. The audit committee has discussed with SFBC's internal financial and accounting officers and independent auditors the overall scope and plans for the audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of SFBC's internal controls, and the overall quality of SFBC's financial reporting. The audit committee has satisfied its responsibilities, which are set forth in a formal written charter which was adopted and approved by SFBC's board of directors in July 2000. A copy of the charter was attached as Exhibit A to Proxy Statement for our Annual Meeting held in June 2001.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The audit committee has:

..    fulfilled its oversight responsibilities by reviewing and discussing the audited financial statements in the annual report on Form 10-KSB with management;

..    discussed matters required to be discussed by SAS No. 61 with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of SFBC's accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

..    discussed with the auditors the auditors' independence from management and
     SFBC. The audit committee has received the written disclosures and the letter from the independent auditors, which is required by the Independence Standards board of directors Standard No. 1; and

..    in reliance on the reviews and discussions with management and the auditors referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

This report is submitted on behalf of the audit committee.

     Jack Levine, CPA
     Dr.  Leonard J. Weinstein
     William C. Willis, Jr.

     Fees paid to Kaufman, Rossin & Co. and Grant Thornton LLP

     Until November 2001, our independent auditors for our most recent fiscal year were Kaufman, Rossin & Co. The following table shows the fees paid or accrued by us for the audit and other services provided by Kaufman, Rossin, & Co. and Grant Thornton LLP for 2001.

         Audit Fees
               Kaufman, Rossin, & Co. /(1)/       $ 42,235
               Grant Thornton LLP                 $ 80,896

         Financial Information Systems Design and Implementation Fees
               Kaufman, Rossin, & Co.             $  -0-
               Grant Thornton LLP                 $  -0-

         All Other Fees(2)
               Kaufman, Rossin & Co.              $149,693
               Grant Thornton LLP                 $  7,700
               Total                              $280,524

/(1)/   Audit services of Kaufman, Rossin & Co. for 2001 consisted of quarterly review of our financial statements and audits for 1999 and 2000 of Keystone Analytical Laboratories, Inc. which SFBC acquired in August 2001. These audited financial statements were required to be included on Form 8-K and in SFBC's registration statement filed with the SEC.
/(2)/ All other fees of $157,393 paid to Kaufman, Rossin and Grant Thornton related to the registration statements for the secondary offering SFBC filed with the SEC; services performed related to the issuance of auditors opinions, due diligence on two acquisitions we completed in 2002 and tax preparations services.

Item 4. Other Matters.
     SFBC has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

     If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, SFBC will cancel the proxy.

     Stockholders' Proposals

     Any stockholder of SFBC who wishes to present a proposal to be considered at the 2003 annual meeting of the stockholders of SFBC and who wishes to have such proposal presented in SFBC's Proxy

Statement for such meeting, must deliver such proposal in writing to SFBC no later than December 31, 2002.

     We will furnish without charge to any stockholder submitting a written request a copy of our annual report on Form 10-KSB, including financial statements and schedules thereto, as filed with the SEC. Your written request should be directed to David Natan at our offices located at 11190 Biscayne Blvd., Miami, FL 33181.

                           By the Order of the Board of Directors


Miami, Florida                      /s/  Lisa Krinsky, M.D.
                                    --------------------------
May 4, 2002                         Lisa Krinsky, M.D., Secretary

\\NTESERVER\D\DATA\SFBC\Proxy\SFBC 2002  proxy.doc

                                   EXHIBIT A

                               STOCK OPTION PLAN

                            SFBC INTERNATIONAL, INC.

                          SECOND AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN


     1. Purpose and Eligibility. This Stock Option Plan (the "Plan") is intended
        -----------------------
to advance the interests of SFBC International, Inc. (the "Company"), and its Related Corporations, as defined below, by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers and directors by creating incentives and rewards for their contributions to the success of the Company. This Plan will provide to: (a) officers and other employees of the Company and its Related Corporations opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and (b) directors, officers, employees and consultants of the Company and Related Corporations opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"). ISOs and Non-Qualified Options are referred to hereafter as "Options".

     For purposes of the Plan, the term "Related Corporations" shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

     This Plan is intended to comply in all respects with Rule 16b-3 and its successor rules as promulgated under Section 16(b) of the Securities Exchange Act of 1934 ("Rule 16b-3") for participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any participant. In the event that any interpretation or construction of this Plan is required, it shall be interpreted and construed in order to insure, to the maximum extent permissible by law, that such participant does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 is available.

     2. Stock. The stock subject to Options shall be authorized but unissued
        -----
shares of common stock (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,200,000, subject to adjustment as provided in Section 14. Any such shares may be issued as ISOs or Non-Qualified Options so long as the number of shares so issued does not exceed the limitations in this Section. If any Options granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part the unexercised shares subject to such Options shall again be available for grants of Options under the Plan. The common stock shall be unregistered unless the Company voluntarily elects to file a registration statement.

     3. Administration of the Plan.
        --------------------------

     (a) The Plan may be administered by the entire board of directors of the Company (the "Board") or by a committee composed solely of two or more Non-Employee Directors as that term is defined by Rule 16b-3(b)(3) of the Exchange Act, or the Company shall otherwise act in accordance with the permissible interpretations of Rule 16b-3 (the "Committee"). Once appointed, such Committee shall continue to serve until otherwise directed by the Board. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to ratification of the grant by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted;
(ii) determine the time or times at which Options may be granted; (iii) determine the exercise price of shares subject to each Option which price for any ISO shall not be less than the minimum price specified in Section 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 8) the time or times when each Option, except for non-discretionary Options, shall become exercisable, the duration of the exercise period and when each Option shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. Such determination, whether made by the Committee or the Board shall be made in advance of a grant and may be ratified after the fact only by the Company's stockholders at or before the next annual meeting of stockholders held subsequent to the grant. The interpretation and construction by the Committee of any provisions of the Plan or of any Options granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate.

         No members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted under it. No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

     (b) The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

     (c) Options may be granted to members of the Board, whether such grants are in their capacity as directors, employees or consultants. Members of the Board who are either (i) eligible for Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

     (d) Notwithstanding any other provision of Section 2, any discretionary grants to a person who is a member of the Board shall be made only by the Committee. The requirements imposed by this Section 2(d) shall also apply with respect to grants to officers who are also directors.

     (e) In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Options under it, each member of the Board and of the Committee (the "Indemnitee") shall be entitled without further act on the Indemnitees part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by the Indemnitee in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Options under it in which the Indemnitee may be involved by reason of the Indemnitee being or having been a member of the Board or the Committee, whether or not the Indemnitee continues to be such member of the Board or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by the Indemnitee (i) in respect of matters as to which the Indemnitee shall be finally adjudged in such action, suit or proceeding to have been guilty of or liable for gross negligence or willful misconduct in the performance of his duties as a member of the Board or the Committee; (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel or
(iii) arising from any action in which the Indemnitee asserts a claim against the Company whether such claim is termed a complaint, counterclaim, crossclaim, third party complaint or otherwise and, provided further, that no right of indemnification under the provisions set forth herein shall be available to any such member of the Board or the Committee unless within 10 days after institution of any such action, suit or proceeding the Indemnitee shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such Indemnitee and shall be in addition to all other rights to which such Indemnitee would be entitled to as a matter of law, contract or otherwise. Provided, however, the exception in Section 3 (e) (iii) shall not apply to an action for indemnification under circumstances where the Company has failed to provide indemnification to the Indemnitee which indemnification is required by this Plan.

     (f) Notwithstanding the indemnification provided for by this Section 3, the Company's bylaws, or any written agreement, such indemnity shall not include any expenses, liabilities or losses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim (as opposed to a stockholders' derivative action) against the Indemnitees, whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

     4. Eligible Employees and Others.
        -----------------------------

     (a) ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan unless they are employees of the Company or any Related Corporation. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in any other grant.

     (b) All directors of the Company who are not employees of the Company or Related Corporations shall automatically receive grants of 30,000 Non-Qualified Options (i) upon election or appointment to the Board if not a member of the Board at the time this Plan is adopted by the Board; (ii) after all Options previously granted have vested. In addition, existing non-employee directors, as of January 11, 2001 shall receive an additional grant of 15,000 Non-Qualified Options in order to equalize treatment of non-employee directors.

          (1) The exercise price of all Options shall be fair market value on the date of grant as defined by Section 7.

          (2) The Options shall vest in six equal increments of 5,000 Options per director on June 30 and December 31 of each year, provided that the director is still serving as a director of the Company. Provided, however, that 7,500 Non-Qualified Options issued to existing non-employee directors as of January 11, 2001 shall immediately vest. To the extent that any Options which have not been exercised do not vest, the Options shall lapse.

     (c) All Options shall be exercisable for a period of 10 years from the date of grant, except where a shorter period is required by the Code for certain ISOs or where the board or committee selects a shorter period at the time of any discretionary grant.

     5. Granting of Options.
        -------------------

     (a) Options may be granted under the Plan at any time on and after June 3, 1999, provided, however, that no ISO shall be granted more than 10 years after the effective date of this Plan. The date of grant of Options under the Plan will be the date specified by the Committee at the time it grants the Options; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert ISOs granted under the Plan to Non-Qualified Options pursuant to Section 15.

     (b) The Board or Committee shall grant Options to participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board or Committee shall determine except that ISOs shall be granted on terms that comply with the Code and regulations thereunder.

     (c) Notwithstanding any provision of this Plan, the Board or the Committee may impose conditions and restrictions on any grant of Options including forfeiture of vested Options, cancellation of Common Stock acquired upon exercise of Options and forfeiture of profits from the sale of Common Stock.

     6. Sale of Shares Acquired Upon Exercise of Options. Any shares of the
        ------------------------------------------------
Company's Common Stock acquired pursuant to Options granted hereunder as set forth herein, cannot be sold by any officer, director or other person, subject to Section 16 of the Exchange Act, until at least six months elapse from the date of grant of the Options or unless the grant is otherwise exempt under Rule 16b-3 and the Board permits the sale. Nothing in this Section 6 shall be deemed to reduce the holding period set forth under the applicable securities laws.

     7. ISO Minimum Option Price and Other Limitations.
        ----------------------------------------------

     (a) The exercise price per share of all Options granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. For purposes of determining the exercise price grants of ISOs, the date of the grant shall be the later of (i) the date of approval by the Committee or the Board or (ii) the date the recipient becomes an employee of the Company. In the case of ISOs to be granted to an employee owning stock which represents more than 10 percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant and such ISOs shall not be exercisable after the expiration of five years from the date of grant.

     (b) In no event shall the aggregate fair market value (determined at the time any ISOs are granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

     (c) If, at the time Options are granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last trading day prior to the date such Options are granted and shall mean:

          (1) the closing price of the Company's Common Stock appearing on a national securities exchange if the principal market for the common stock is such an exchange, or, if not listed or not the principal market, the closing price on the Nasdaq Stock Market ("Nasdaq").

          (2) if the Company's shares are not listed on Nasdaq, then the closing price for its Common Stock as listed on the National Association of Securities Dealers, Inc.'s electronic bulletin board; or

          (3) if the Company's Common Stock is not listed on the electronic bulletin board, then the average bid and asked price for the Company's shares as listed in the National Quotation Bureau's "pink sheets"; or

          (4) if there are no listed bid and asked prices published in the pink sheets, then the fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's Common Stock.

     8. Duration of Options. Subject to earlier termination as provided in
        -------------------
Sections 5, 9 and 10, all Options shall expire on the date specified in the original grant of such Options (except with respect to any ISOs that are converted into Non-Qualified Options pursuant to Section 17) provided, however, that such grant must comply with Section 422 of the Code with regard to ISOs and Rule 16b-3 with regard to all Options granted pursuant to this Plan to officers, directors and 10% stockholders of the Company. For the purpose of this Plan, the term "officer" shall have the same meaning as defined in Rule 16a-1(f) promulgated under the Exchange Act.

     9. Exercise of Options. Subject to the provisions of Sections 4(b) and 9
        -------------------
through 13, all Options granted under the Plan shall be exercisable as follows:

     (a) The Options shall either be fully vested and exercisable from the date of grant or shall become vested and exercisable in such installments as the Committee may specify.

     (b) Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Options, unless otherwise specified by the Committee.

     (c) All Options, once exercisable and vested, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which they are then exercisable.

     (d) The Committee shall have the right to accelerate the vesting date to allow exercise of any installment of any Options; provided that the Committee shall not accelerate the vesting and exercisability date of any installment of any Options granted to any employee as an ISO (and not previously converted into Non-Qualified Options pursuant to Section 17) if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code as described in Section 6(b).

     (e) The vesting date of all Options shall accelerate in the event of any of the following: (i) the Company is to merge or consolidate with or into any other corporation or entity except a transaction where the Company is the surviving corporation or a change of domicile merger or similar transaction exempt from registration under the Securities Act of 1933, (ii) the sale of all or substantially all of the Company's assets, (iii) the sale of at least 90% of the outstanding Common Stock of the Company to a third party (subsections (i), (ii) and (iii) collectively referred to as an "Acquisition"); or (iv) the Company is dissolved. Upon a minimum of 20 days prior written notice to the optionees, the exercisability of such Options shall commence two business days prior to the earlier of (A) the scheduled closing of an Acquisition or proposed dissolution or (B) the actual closing of an Acquisition or proposed dissolution.

    10. Termination of Employment. Subject to any greater restrictions or
        -------------------------
limitations as may be imposed by the Committee upon the granting of any ISOs, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 11, no further installments of such ISOs shall become exercisable, and such ISOs shall terminate on the day three months after the day of the termination of employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed three months or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Company's Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

     11. Death; Disability. Subject to any greater restrictions or limitations
         -----------------
as may be imposed by the Committee upon the granting of any ISOs:

     (a) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of death, such person's ISOs may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or three months from the date of the optionee's death.

     (b) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISOs held by him on the date of termination of employment until the earlier of (i) the ISOs' specified expiration date or (ii) one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code, as amended, or successor statute.

     12. Assignment, Transfer or Sale.
         ----------------------------

     (a) No ISOs and no Options granted to an employee who is an officer, director or beneficial owner of 10% or more of the Company's Common Stock ("10% Owner") shall be assignable or transferable by the grantee except as provided below or by will or by the laws of descent and distribution, and during the lifetime of the grantee, each Option shall be exercisable only by him, his guardian or legal representative. The shares underlying the ISOs cannot be assigned, transferred or sold until at least two years from the date of the granting of the ISOs and one year after the transfer of such shares to the optionee.

     (b) No ISOs shall be assignable or transferable by the grantee.

     (c) Provided however, any officer, director or 10% Owner may transfer Non-Qualified Options to members of his or her immediate family (i.e. children, grandchildren or spouse), to trusts for the immediate benefit of such family members and to partnerships in which such family members are the only partners, upon approval of the Committee so long as no consideration is received for the transfer.

     (d) Notwithstanding the terms of this Section 12, subject to approval by the Committee, any executive officer, director or 10% Owner may transfer Non-Qualified Options, granted under circumstances where the exemption provided by Rule 16b-3 promulgated under the Exchange Act is not applicable, to a spouse or former spouse if such transfer is made in connection with a divorce proceeding and the specific terms of the transfer are incorporated into a final divorce decree. The shares of Common Stock underlying such Options may not be sold prior to the entry of the divorce decree.

     13. Terms and Conditions of Options. Options shall be evidenced by
         -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 7 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options and forfeiture provisions. In granting any Non-Qualified Options, the Committee may specify that such Non-Qualified Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     14. Adjustments. Upon the occurrence of any of the following events, an
         -----------
optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Options:

     (a) If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, as to outstanding Options not exercised pursuant to Section 10, either
(i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

     (c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 14(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Options prior to such recapitalization or reorganization.

     (d) Notwithstanding the foregoing, any adjustments made pursuant to Section 14(a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

     (e) Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

     (f) No fractional shares shall be issued under the Plan and the optionees shall receive from the Company cash in lieu of such fractional shares.

     (g) Upon the happening of any of the foregoing events described in Section 14(a), (b) or (c) above, the class and aggregate number of shares set forth in
Section 14 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described therein. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 14 and, subject to Section 3, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of Options made hereunder receives securities or cash in connection with a corporate transaction described in Section 14(a), (b) or (c) above as a result of owning such restricted Common Stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     15. Means of Exercising Options.
         ---------------------------

     (a) An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase or exercise price therefor either (i) in United States dollars in cash or by check; (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; (iii) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code; (iv) at the discretion of the Committee, by delivery of a letter from the grantee to his broker and the Company directing his broker to send all proceeds of the sale of his securities to the Company so the Company can deduct the exercise price and withholding taxes prior to disbursement of the remaining proceeds to grantee; or
(v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii),
(iii), (iv) or (v) of the preceding sentence, such discretion shall be exercised in writing anytime prior to exercise of the ISO in question. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     (b) Each notice of exercise shall, unless the Common Stock underlying the Options (the "Option Shares") are covered by a then current registration statement under the Securities Act of 1933, as amended (the "Act"), contain the optionee's acknowledgment in form and substance satisfactory to the Company that
(i) such Option Shares are being
purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel to the Company, may be made without violating the registration provisions of the Act), (ii) the optionee has been advised and understands that (1) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and (2) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the optionee any exemption from such registration, and (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of Option Shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Options granted hereunder until either such event has occurred.

     16. Term and Amendment of Plan. This Plan was adopted by the Board and the
         --------------------------
sole stockholder on June 3, 1999, and an amendment was approved by a vote of the stockholders on June 29, 2001. This Plan shall have no expiration date, provided however that no ISOs shall be granted more than 10 years after June 3, 1999. The Board may terminate or amend the Plan in any respect at any time. If stockholder approval is required by any national securities exchange or Nasdaq, such approval must be obtained in accordance with the appropriate rules requiring approval which may include: (a) increase of the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 14); and (b) modification of the provisions of Section 3 regarding eligibility for grants of ISOs. Except as provided herein or as specified in the original instrument granting such Options, no action of the Board or stockholders may alter or impair the rights of a grantee, without his consent, under any Options previously granted to him.

     17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The
         ------------------------------------------------------------------
Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISOs that have not been exercised at the time of such termination.

     18. Application of Funds. The proceeds received by the Company from the
         --------------------
exercise of Options granted under the Plan shall be used for general corporate purposes.

     19. Governmental Regulations. The Company's obligation to sell and deliver
         ------------------------
shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     20. Withholding of Additional Income Taxes. Upon the exercise of
         --------------------------------------
Non-Qualified Options or the making of a Disqualifying Disposition (as defined in Section 21) the Company, in accordance with Section 3402(a) of the Code may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition the exercise of Options on the payment of such withholding taxes.

     To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any Options, the Company shall have the discretion to determine if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock previously owned by the optionee; or (iii) having the Company retain a portion of the Option Shares. If permitted by the Company, the number of shares to be delivered to or withheld by the Company times the fair market value of such shares shall equal the cash required to be withheld. To the extent that the participant is authorized to either deliver or have withheld shares of the Company's Common Stock, the Board, or the Committee, may require him to make such election only during a certain period of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     21. Notice to Company of Disqualifying Disposition. Each employee who
         ----------------------------------------------
receives ISOs must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of such ISOs. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date of employee was granted the ISOs, or (ii) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such Common Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     22. Continued Employment. The grant of Options pursuant to the Plan shall
         --------------------
not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the optionee as an employee of the Company or a Related Corporation, as a member of the Company's Board or in any other capacity, whichever the case may be.

     23. Bonuses or Loans to Exercise Options. If requested by any person to
         ------------------------------------
whom a grant of Options has been made, the Company or any Related Corporation may, upon full Board approval, loan such person, guarantee a bank loan, or pay such person additional compensation of the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any Non-Qualified Options, assuming that such person is in the maximum federal income tax bracket and assuming that such person has no deductions which would reduce the amount of such tax owed. The tax loan shall be made or tax offset bonus paid on or after April 15th of the year following the year in which the tax is incurred and any loan shall be made on such terms as the Company or lending bank determines.

     24. Governing Law; Construction. The validity and construction of the Plan
         ---------------------------
and the instruments evidencing Options shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


     25. Forfeiture of Options. Notwithstanding any other provision of this
         ---------------------
Plan, all vested Options shall be immediately forfeited in the event of:

     (1) Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy;

     (2) Purchasing or selling securities of the Company without written authorization in accordance with the Company's inside information guidelines then in effect;

     (3) Breaching any duty of confidentiality including that required by the Company's inside information guidelines then in effect;

     (4) Competing with the Company;

     (5) Failure to execute the Company's standard option agreement or any lock-up agreement in conjunction with a grant under the Plan, provided that such lock-up agreement is also required to be executed by the Company's officers and directors; or

     (6) A finding by the Company's board of directors that grantee has acted against the interests of the Company.

                            SFBC INTERNATIONAL, INC.
                                      PROXY

     You are entitled to one vote on all proposals listed below and presented at the annual meeting for every share of common stock of SFBC International, Inc. that you own or owned on the record date of May 2, 2002. SFBC's board of directors recommends that you vote "FOR" all of the proposals listed below. Your vote is important. Please read the Proxy statement and Form 10-KSB and vote. Please complete by designating your choices below, signing this Proxy and returning it in the enclosed self-addressed envelope.

1. Election of directors to serve on the board of directors of the SFBC for a one-year term until the 2003 Annual Meeting of stockholders of the SFBC:

     Nominees:
     --------

     Lisa Krinsky, M.D.         For ____ Withheld ____

     Arnold Hantman             For ____ Withheld ____

     Jack Levine                For ____ Withheld ____

     David Lucking              For ____ Withheld ____

     Dr.Leonard Weinstein.      For ____ Withheld ____

     For, except vote withheld from the following nominee:______________________

2. I hereby approve and ratify the appointment of Grant Thornton LLP as SFBC's independent auditors for 2002.

          For _____ Against ______ Abstain ______

3. I hereby ratify and approve an amendment to SFBC's Second Amended and Restated 1999 Stock Option Plan increasing the number of options by 500,000 to a total of 1,700,000 available for grant.

          For _____ Against _____ Abstain _____

4.. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of stockholders.

          For _____ Against _____ Abstain _____

     If no direction is indicated, all proposals will be voted "FOR" as recommended by SFBC's board of directors.

_____________________________          Dated: ______________, 2002

Signature of Stockholder

_____________________________          _____________________________
Printed Name of Stockholder            Record Number of Shares Owned

     NOTE: Please sign exactly as your name appears on your share certificate. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.